UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2023

Herbalife Ltd.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309, Ugland House Grand Cayman Cayman Islands		KY1-1104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Herbalife Nutrition Ltd.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0005 per share	HLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On April 28, 2023 (the “Amendment Effective Date”), Herbalife Ltd., a Cayman Islands exempted company incorporated with limited liability (the “Company” and, together with its subsidiaries, the “Herbalife”), HLF Financing SaRL, LLC, an indirect wholly-owned subsidiary of the Company (“HLF Financing”), Herbalife International, Inc., an indirect wholly-owned subsidiary of the Company (“HII”), and Herbalife International Luxembourg S.à R.L., an indirect wholly-owned subsidiary of the Company (“HIL” and, collectively with the Company, HLF Financing and HII, the “Borrowers”), certain subsidiaries of the Borrowers party thereto as guarantors, the lenders party thereto, and Coöperatieve Rabobank U.A., New York Branch (“Rabobank”), as administrative agent for the lenders under the term loan A facility (the “Term Loan A Facility”) and revolving credit facility (the “Revolving Credit Facility” and together with the Term Loan A Facility, the “Facilities”)), entered into a sixth amendment (the “Sixth Amendment”) to the Credit Agreement dated as of August 16, 2018 among the Borrowers, the lenders party thereto, Jefferies Finance LLC, as administrative agent for the Lenders under the term loan B facility (the “Term Loan B Facility”) and collateral agent, and Rabobank (as amended to date, the “Credit Agreement”).

The Sixth Amendment increased the total leverage ratio financial covenant level applicable under the Credit Agreement for the fiscal quarters ending March 31, 2023 to December 31, 2023 to 4.50 to 1.00, for the fiscal quarter ending March 31, 2024 to 4.25 to 1.00, and for the fiscal quarters ending June 30, 2024 and thereafter to 4.00 to 1.00.

Item 2.02.  Results of Operations and Financial Condition.

On May 2, 2023, the Company issued a press release announcing its financial results for its first fiscal quarter ended March 31, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and Exhibit 99.1 attached to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As set forth in greater detail in Item 5.07 below, at the Company’s 2023 Annual General Meeting of Shareholders held on April 26, 2023, the Company’s shareholders approved the Company’s 2023 Stock Incentive Plan (the “2023 Plan”), which provides for the issuance of up to 8,500,000 common shares of the Company pursuant to awards granted under the 2023 Plan, plus any common shares that remained available for issuance under the Company’s prior stock incentive plan or were subject to outstanding awards under the prior plan that, after the approval of 2023 Plan are canceled, expired, forfeited or otherwise not issued under the prior plan or settled in cash, in each case adjusted as described in the 2023 Plan. The terms of the 2023 Plan are summarized in Part 3, Proposals to be voted upon at the meeting under the heading “Proposal 5:  Approve the Company’s 2023 Stock Incentive Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 14, 2023, which summary is incorporated herein by reference.

On April 27, 2023, the Company’s Chief Operating Officer, Mark Schissel, gave notice of his planned retirement. Effective July 1, 2023, Mr. Schissel will step down as Chief Operating Officer of the Company.  On April 27, 2023, Frank Lamberti, currently the Company’s Regional President of the Americas, was appointed to succeed Mr. Schissel as the Chief Operating Officer effective July 1, 2023.

Mr. Lamberti, 50, has served as the Company’s Regional President of the Americas since July 2022. Mr. Lamberti previously served as the Company’s Executive Vice President, Distributor and Customer Experience and Chief of Staff from August 2021 to July 2022. Mr. Lamberti served as the Company’s Executive Vice President, Distributor and Customer Experience from August 2017 to August 2021. Prior to such roles, Mr. Lamberti held progressive roles and responsibilities at the Company over various finance and operations functions, having joined the Company in 2005. Mr. Lamberti has a Bachelor of Science degree in Business Management from Florida Atlantic University.

In connection with his promotion, beginning July 1, 2023, Mr. Lamberti will have an annual salary of $625,000, and a target annual cash incentive equal to 80% of base salary, subject to actual performance. Mr. Lamberti will continue to be eligible to participate in the Company’s long-term incentive plan, with the size, form, and timing of grants, if any, subject to the approval of the Board’s Compensation Committee.  In July 2023, Mr. Lamberti will be entitled to an award of stock appreciation rights (75% of equity value) and restricted stock units (25% of equity value) having a grant date fair value equal to $1,400,000, reduced by the grant date fair value of the equity incentive awards granted to Mr. Lamberti in 2023 in the ordinary course.

Mr. Lamberti is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On April 26, 2023, the Company held its 2023 Annual General Meeting of Shareholders. The Company’s shareholders voted on the six proposals presented at the meeting, as set forth below.
Proposal 1:     Election of Directors.
Ten board nominees for director were elected by a majority of the votes cast with respect to each nominee to serve until the 2024 annual general meeting of shareholders of the Company or until their successors are duly elected and qualified. The voting results are as follows:

	For	Against	Abstain	Broker Non-votes
Michael O. Johnson	74,724,077	1,120,324	36,900	8,061,544
Richard H. Carmona	75,089,856	752,965	38,480	8,061,544
Celine Del Genes	75,377,989	459,297	44,015	8,061,544
Stephan Paulo Gratziani	75,519,872	323,286	38,143	8,061,544
Kevin M. Jones	75,179,807	656,712	44,782	8,061,544
Sophie L’Hélias	75,459,804	377,492	44,005	8,061,544
Alan W. LeFevre	75,380,982	458,533	41,786	8,061,544
Juan Miguel Mendoza	75,314,263	529,822	37,216	8,061,544
Don Mulligan	75,186,226	649,276	45,799	8,061,544
Maria Otero	74,830,492	1,007,570	43,239	8,061,544
Proposal 2:    Approve, on an advisory basis, the compensation of the Company’s named executive officers.
The advisory resolution to approve the compensation of the named executive officers was approved. The voting results are as follows:

For	Against	Abstain	Broker Non-votes
68,148,486	7,695,289	37,526	8,061,544

Proposal 3:    Advise as to the frequency of shareholder advisory votes on compensation of the Company’s named executive officers.
Shareholders approved 1 year on the advisory vote as to the frequency of shareholder advisory votes on compensation of the Company’s named executive officers. The voting results are as follows:

1 year	2 years	3 years	Abstain	Broker Non-votes
64,052,233	10,915,848	900,338	12,882	8,061,544

Based on these results, and consistent with the Board’s recommendation and Company past practice, the Company will continue to hold a shareholder advisory vote on the compensation of the Company’s named executive officers annually.

Proposal 4:    Approve, as a special resolution, the name change of the Company from “Herbalife Nutrition Ltd.” to “Herbalife Ltd.”
The special resolution to approve the name change of the Company from “Herbalife Nutrition Ltd.” to “Herbalife Ltd.” was approved. The voting results are as follows:

For	Against	Abstain	Broker Non-votes
83,729,110	176,192	37,543	0

Proposal 5:    Approve the Company’s 2023 Stock Incentive Plan.
The Company’s 2023 Stock Incentive Plan was approved. The voting results are as follows:

For	Against	Abstain	Broker Non-votes
56,868,314	18,972,225	40,762	8,061,544

Proposal 6:    Ratify, on an advisory basis, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2023.
The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2023 was ratified. The voting results are as follows:

For	Against	Abstain	Broker Non-votes
83,688,765	223,734	30,346	0

Item 7.01.   Regulation FD Disclosure.

Earnings Call Investor Slides

The Company intends to reference investor slides during the Company’s earnings conference call to discuss its financial results for its first fiscal quarter ended March 31, 2023. A copy of the presentation can be accessed in the “News and Events” section on the investor relations section of the Company’s website at http://ir.herbalife.com under the heading “IR Calendar”.

The information included in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Herbalife Ltd. on May 2, 2023.

104	Cover Page Interactive Data File – The cover page from the Company’s Current Report on Form 8-K filed on May 2, 2023 is formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

May 2, 2023	By:	/s/ HENRY C. WANG
		Name:	Henry C. Wang
		Title:	EVP, General Counsel and Corporate Secretary